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                                                                  EXHIBIT (d)(3)


                         EXCELSIOR INSTITUTIONAL TRUST
                                AMENDMENT NO. 1
                                      TO
                         INVESTMENT ADVISORY AGREEMENT

     WHEREAS, Excelsior Institutional Trust (the "Company"), U.S. Trust Company ("UST") and United States Trust Company of New York ("USTNY") desire to amend the Investment Advisory Agreement dated as of May 31, 2000 (the "Agreement") by and among them to include the High Yield Fund as an investment portfolio for which UST and USTNY render investment advisory and other services; and

     WHEREAS, UST and USTNY are willing to render such services to the Company with respect to the High Yield Fund;

     The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

     Exhibit A to the Agreement is hereby amended and restated as follows:

                  EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT
                          SCHEDULE OF SERIES AND FEES
                      UNDER INVESTMENT ADVISORY AGREEMENT

                                       Annual Fee (as percentage
                                       of the average daily net
            Series Names                assets of the Series)
            ------------               ------------------------

            Equity Fund                           0.65%
            Income Fund                           0.65%
            Total Return Bond Fund                0.65%
            Value Equity Fund                     0.65%
            Optimum Growth Fund                   0.65%
            High Yield Bond Fund                  0.80%
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  IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their officers designated below as of ___________, 2000.

                              EXCELSIOR INSTITUTIONAL TRUST



                              By:_____________________________

                              its:____________________________


                              UNITED STATES TRUST COMPANY OF
                                NEW YORK


                              By:_____________________________

                              its:____________________________


                              U.S. TRUST COMPANY



                              By:_____________________________

                              its:____________________________

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